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                                                                Final Transcript





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   CONFERENCE CALL TRANSCRIPT

   APRS - Q2 2005 APROPOS TECHNOLOGY, INC. EARNINGS CONFERENCE CALL

   EVENT DATE/TIME: JUL. 26. 2005 / 4:00PM CT
   EVENT DURATION: N/A






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                                                                Final Transcript
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JUL. 26. 2005/4:00PM, APRS-Q2 2005 APROPOS TECHNOLOGY, INC.
EARNINGS CONFERENCE CALL
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CORPORATE PARTICIPANTS
 LESLIE LOYET
 Apropos Technology Inc. - Financial Relations Board

 KEN BARWICK
 Apropos Technology Inc. - Member of the Board, CEO

 FRANK LEONARD
 Apropos Technology Inc. - Chief Financial Officer



CONFERENCE CALL PARTICIPANTS
 TED KETTERER
 TK Associates - Analyst

 DAN ZEFF
 Zeff Capital - Analyst



 PRESENTATION



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OPERATOR


Good afternoon ladies and gentleman. Welcome to the Apropos Technology Inc. second quarter 2005 earnings conference call. Today's call is being recorded. [OPERATOR INSTRUCTIONS] I would now like to turn the conference over to the Ms. Leslie Loyet of Financial Relations Board. Please go ahead ma'am


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LESLIE LOYET  - APROPOS TECHNOLOGY INC. - FINANCIAL RELATIONS BOARD


Thank you, afternoon everyone and thank you again for joining us for the Apropos second quarter conference call. By now everyone should have received a copy of the press release that was been out this afternoon. If anyone needs a copy, it is available on Apropos' Website at www.appropos.com or you can contact Samir Patel at 312-640-6771 and he will send you a copy immediately.

Before I turn the call over to Ken Barwick Board Member and Acting CEO, I do need to remind you that certain statements made during this conference call that are not historical may be forward-looking statements within the meaning of the Private Securities Litigation and Reform Act of 1995. Although Apropos believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, they can give no assurance that the expectations will be attained.

Factors and risks that can cause things to differ materially from expectations are detailed in today's release and from time to time in the company's filings with the SEC. Additionally we want to let people know that the information in statements made today are made as of the date of the call, July 26, 2005. Listeners to any replay should understand that pass of the time by itself will diminish the quality of the statement. Also the contents of the call are the property of the company. Any replay or transmission of the call may be done only with the consent of Apropos Technology. With that said, I would now like to turn the call over to Ken Barwick for his opening remarks. Go ahead, Ken.


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KEN BARWICK  - APROPOS TECHNOLOGY INC. - MEMBER OF THE BOARD, CEO


Thank you, Leslie and good afternoon everyone. Thank you for taking time to join us today. As Leslie said, my name is Ken Barwick and I am the acting CEO of Apropos Technology. I have been in that role of acting CEO since June 28 and have been a Board Member since May 2002. As a brief background, I have been in the high-tech industry for more than 25 years, having served in leadership roles in both private and public companies, ranging from start- ups to billion dollar corporations. I began my career in sales and for a number of years served as CEO, COO and General Manager roles. Over the past few years, I have been in a consulting arena focusing on helping companies in the area of rapid revenue growth and turnarounds.

With me today is Frank Leonard, our Chief Financial Officer. Our agenda for today will again that Frank covering Apropos' financial results for the second quarter. After his comments I will highlight some of the non-financial activities of Q2 and will open the call for questions. I would now like to turn the call over to Frank.


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FRANK LEONARD  - APROPOS TECHNOLOGY INC. - CHIEF FINANCIAL OFFICER


Thank you, Ken. Revenues for second quarter 2005 were $4.5 million were down 10% from the $5 million in the year ago period. In the current quarter, the software license revenue component totaled $1.4 million compared to $1.6 million in the second quarter 2004. However, we did experience an increase our the mix from new customers. Software license revenue from new customers, which includes the SEC order received late last quarter, accounted for 46% of software revenues compared to 41% in the year-ago quarter.

Notable new customers in the current quarter were Jacobs Engineering a professional technical services firm headquartered in California, UK-based British Plasterboard, a supplier of building materials, and UK-based Wolseley, a distributing of heating and plumbing supplies.

Revenue from services and other in the second quarter 2005 of $3.1 million is down 0.2 million or 7% from the year-ago period. Support revenues up $2.3 million are down just over 2% from last year's quarter. This decrease was primarily due to changes in customers' internal agent requirement. Service revenues up $733,000 were down from the $883,000 in the year ago quarter. Service revenues were impacted by lower utilization rates and the type of services provided. The current quarter service mix had new system implementation and more upgrades and special projects than the year-ago quarter.

On a channel basis, the indirect and OEM business in the second quarter 2005 was 21% compared to 20% for the same period a year ago. In the current quarter, the company added several new alliance partners. Two of these new partners was Solonis, a leading provider of customer sensored solutions for banks and credit unions, and Unicras (ph) leading mid-market provider of web-based service desk automation software. We believe these new relationships can expand our channel opportunities.

On a geographic basis North American business in the second quarter of 2005 accounted for 79% of revenues compared to 83% in the same period a year ago. Our May operations have delivered four consecutive increases in quarter over prior-year quarter revenues. Gross margins for the second quarter of 2005 was 76.3% were down slightly from 77.1% from the same quarter a year ago, a shift in product mix principally due to a decrease in higher margin software revenues had a negative impact on margins of 0.2%.

Also, services and other margins were low in the current quarter versus the year-ago period due to a lower professional services staff utilization rate and the mix of services performed. Operating costs for the second quarter totaled $3.9 million compared to $3.8 million in the year-ago quarter. Both quarters include restructuring transactions. The current quarter had a credit of $187,000 for the successful sublet of the vacant corporate headquarters space, and last year's quarter charge of 88,000 also related to the same big corporate space.

Excluding charges on both period current quarter operating costs would increase by approximately $350,000 or a 9% from the year-ago period. This increase was primarily due to higher marketing program costs, outside service fees, and recruiting costs. Even with this increase in spending, the second quarter 2005 represented the seventh consecutive quarter when recurring operating costs have been less than $4.1 million.

Total staffing including the professional service organization was under a 100 at June 2005 compared to 99 a year ago June. That has been a slight increase in staffing mix towards sales, marketing, and professional services from the year-ago period. The US GAAP net loss of the second quarter was $229,000, a basic net loss of $0.01 a share. This compares to the US GAAP net income for the second quarter of 2004 of $109,000 of basic net income up $0.01 a share. The above-mentioned GAAP results include restructuring credit of $187,000 in the current quarter and restructuring charge of $88,000 in a year ago quarter.

Look at our balance sheet and we can conclude our financial condition remains strong. Our cash and investment balances totaled $41.1 million at June 30. Trade receivables at June 2005 totaled $2.6 million. Day sales out standing at June 30th up 53 days over represents an increase of three days from the 50 days at March 31st. Over the last year the company has seen DSO levels stay in the nearer range of 50 up to 53 days.

Going to cash flows were negative for the first time in seven quarters. For the current lower the company had negative cash of $167,000. Positive changes in working capital were not enough to offset net losses before restructuring credit. Even so, the company's cash and investments balances are still higher than a year ago. At June 30, 2005 there were just over 17,907,000 shares outstanding. Our book value per share was $2.15. Separately, the combined cash and short-term invest balances represents $2.29 per share.

Let me take a moment to discuss our expectations going forward. I would again refer you to our opening remarks regarding forward-looking statements. In last quarter's conference call we indicated that the company lacked solid revenue visibility for the second quarter and for the near term perceivable future. That continues to be the case. It is clearly our goal to grow the business. With that being said, it is difficult to predict the timing of closing of new business and thus forecasting revenues is subject to wide variation. Because of this, our current policy is not to issue forward- looking financial guidance.

At this time we also do not believe it would have any constructive value to our investors. As a result of no solid revenue visibility we have and will continue to closely monitor our cost structure. And the current revenue environments we believe targeting staff levels near 100 persons make sense. We are also reviewing all of other expenses with the view of how we can contribute to increasing revenues. For the first half of 2005 it has been difficult, our efforts are focused on top line growth and returning to profitability. We believe the operational improvements already in place and current product offerings provide strong fundamental to make this happen. At this time I would like to turn the discussion back over to Ken.


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KEN BARWICK  - APROPOS TECHNOLOGY INC. - MEMBER OF THE BOARD, CEO


Thank you Frank. Let's begin by talking about progress of business in Q2. First of all, we did achieve 5.6% sequential revenue growth over Q1. While the growth was modest, it was led by growth in license revenue particularly in North America. Second, the pipeline continues to grow. The sales cycle for product offerings traditionally have been long, sometimes 12 months or more, and it takes time for growth and a pipeline to be reflected in increased revenue. The good news is that we're seeing more deals and larger deals come into the pipeline. That is promising.

Moving forward our primary focus for the near term will be driving sustaining license revenue growth. Since the end of Q2 I have worked closely with the VP Sales to do a comprehensive review our key accounts and prospects. To determine which opportunities have the highest potential for closure in Q3 and beyond. We're working to ensure a process to increase sales through execution and to compress the sales cycle were possible, resulting a higher fully license revenues that are repeatable and sustainable. We're also looking closely at the alignment of our marketing initiatives with our sales efforts to ensure the right messages being delivered to enhance license sales and to get the greatest return for marketing efforts.

Secondly, I am actively involved in a search for permanent CEO. The board is in discussions with several strong candidates and we hope to have replacement completed as soon as possible. Our focus is in securing the best Candidate possible, regardless of the time frame, but obviously sooner it's better. The right candidate will be Chicago based and had demonstrated strong leadership skills that was propelled Apropos forward. The selected individual also has extra vision and perspective to re-ignite Apropos sales and operational growth.

Additionally, we will continue to play close attention to maintaining a strong balance sheet enhancing our product to new functionality and growth and support of our strong customer base. In that vein, we will be holding our conference entitled Apropos World 2005 in Chicago from September 11 through13th. We are looking forward to meeting face-to-face with many of our best customers and showing them our products and technology directions

In summary, we are focused on the things that are essential for success and growth for all software companies, namely predictable, repeatable, and sustainable license revenue growth coupled with a strong balance sheet, a great product, and a strong and growing customer base. We will make adjustments in our business operations as necessary to achieve these goals. We believe we have the right focus and the key growth factors of the business moving forward.

Thank you, and at this time, I will open up the call for questions.



QUESTION AND ANSWER



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OPERATOR


[Operator Instructions] we will take our first question from Ted Ketterer with TK Associates.

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TED KETTERER  - TK ASSOCIATES - ANALYST


I have two questions. It is an improvement over Q1. One SBC, which sort of those remember in the last conference call those guys came to you? Has there been any more or is there any more activity with SBC as a reseller? And secondly, can you explain or go into a little background or detail. It seems to me if Honey well will go up in this press release will agree to have their name in your press release, that you save them 3 million bucks, but there is a product here that has some appeal, but at the same time quarter-after-quarter licenses and activity just limped along at frankly, disappointing levels. Can you explain or give light on the contrast in the discrepancy? Thanks.


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FRANK LEONARD  - APROPOS TECHNOLOGY INC. - CHIEF FINANCIAL OFFICER


Obviously the relationship first and obviously it is one that is ongoing and we're trying to expand our relationship with SBC, with additional and end customers. At this point in time there are some discussions going on but there is not anything that is depending at this moment. But we do see it as an opportunity that we can expand upon going forward.


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TED KETTERER  - TK ASSOCIATES - ANALYST


Okay


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KEN BARWICK  - APROPOS TECHNOLOGY INC. - MEMBER OF THE BOARD, CEO


And just this Ken. I will attempt to address the -- give you background in detail over the quarter-to-quarter activity. You are right Ted there has been some limping along, to use your term. What I have spent the time that I have been here, predominately since June 28, is trying to understand in detail how our pipeline is made up, what is it made up of, where are the key prospects are in the sales cycle. And I think important Ted, is to make sure we are aligning where we think they are, being sales to where the customer is in the sales process. And sometimes that the line gets out of lag and causes opportunities to lag and roll over and take longer than we want to close. So I have really focused now and on making sure that we have the alignment, not only where the customer expectation garble what are sale the expectations are.


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TED KETTERER  - TK ASSOCIATES - ANALYST


That still does not shed much light on why if this product can achieve what Honeywell says it has for them, why can't be sold in greater volumes to other people?


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FRANK LEONARD  - APROPOS TECHNOLOGY INC. - CHIEF FINANCIAL OFFICER


Am I off base somewhere?


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KEN BARWICK  - APROPOS TECHNOLOGY INC. - MEMBER OF THE BOARD, CEO


No, I think that is obviously one of the things that we can see what we can have success with selected customers, and it is just a matter of trying to take that success and build upon it. You know, through marketing, press releases, and customer references, etc.


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FRANK LEONARD  - APROPOS TECHNOLOGY INC. - CHIEF FINANCIAL OFFICER


And ken, also to make sure we're focused on the right opportunities. Those being where we have the highest revenue opportunity and the largest return it to the company. And that is what I am trying to get my arms around now as I talk about the process. And there is the process there for doing that. The pipeline process and as well as the sales process.


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TED KETTERER  - TK ASSOCIATES - ANALYST


And speaking about the pipeline, can you give color on it in terms of quality? How it compares to this time last year?

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FRANK LEONARD  - APROPOS TECHNOLOGY INC. - CHIEF FINANCIAL OFFICER


Do you know I cannot give you a lot of detail, but I can tell you that the pipeline is growing. And it has grown since last year it has grown since last quarter.


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TED KETTERER  - TK ASSOCIATES - ANALYST


Okay. And one last thing, the sublet for your excess real estate, does that go through the entire term of-


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KEN BARWICK  - APROPOS TECHNOLOGY INC. - MEMBER OF THE BOARD, CEO


Yes, it does. Since, May of 2006.


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TED KETTERER  - TK ASSOCIATES - ANALYST


So you have, as long as that subleased stays in place you did not have any liability for future expenses?


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FRANK LEONARD  - APROPOS TECHNOLOGY INC. - CHIEF FINANCIAL OFFICER


Unfortunately the sublet does not equal what we are paying.


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TED KETTERER  - TK ASSOCIATES - ANALYST


I understand that


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FRANK LEONARD  - APROPOS TECHNOLOGY INC. - CHIEF FINANCIAL OFFICER


Okay, great.


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TED KETTERER  - TK ASSOCIATES - ANALYST


And last, what is the status of that last remaining class action suit?

Frank Leonard There is activity on it. Again obviously, we are one of over 300 defendants in that. I know how they have a revised settlement that that they have been in front of the judge, actually the judge's direction as to what needs to be done. And I think the last discussion I have they are hoping to have something kind of, finalized in Q3 here.

Great. Okay guys, Thank you.


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KEN BARWICK  - APROPOS TECHNOLOGY INC. - MEMBER OF THE BOARD, CEO


Thank you Ted.


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OPERATOR


[Operator Instructions]. We do have a question from Dan Zeff with Zeff Capital
(ph).

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DAN ZEFF  - ZEFF CAPITAL - ANALYST


I was wondering at the board level you were discussing possible sale of the company, if you would concurrently we had looking for a new CEO. If you haven't, how long do you give yourself to see the pipeline bear some fruit before that becomes a more active process?


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FRANK LEONARD  - APROPOS TECHNOLOGY INC. - CHIEF FINANCIAL OFFICER


I hope you can appreciate that I can't comment on what we discussed at the board level. I can tell you that we still believe there is room on the top end for revenue growth in this company.


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OPERATOR


Ladies and gentlemen, there appeared to be no further questions at this time. I will turn the call back over to management for any closing comments.


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KEN BARWICK  - APROPOS TECHNOLOGY INC. - MEMBER OF THE BOARD, CEO


Thank you. In summary, I want to say one thing. It all starts with revenue. So the things we're looking at are increasing our revenue, but some things we are really strong for us that software companies are dying to have and at the strong customer base, a strong balance sheet, and a strong product. So, with that we can build on the future. Thank you for your time. We appreciate it, and that adjourns our discussion for today.


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OPERATOR


This does conclude today's conference call. We appreciate your participation you can disconnect at this time.

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(C) 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.